Exhibit 21.1

                      SUBSIDIARIES OF AIRNET SYSTEMS, INC.


Name of Subsidiary              State of Incorporation
------------------              ----------------------

Float Control, Inc.             Michigan

Midway Aviation, Inc.           Texas



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